UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 28, 2009

Glu Mobile Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2207 Bridgepointe Parkway, Suite 250, San Mateo, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 532-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

APPOINTMENT OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

On December 28, 2009, the Board of Directors of Glu Mobile Inc. ("Glu") appointed Niccolo de Masi as its President and Chief Executive Officer, effective January 4, 2010. Mr. de Masi replaces William J. Miller, who had been serving as Glu’s interim President and Chief Executive Officer since December 1, 2009. In addition, on December 28, 2009, Glu’s Board of Directors appointed Mr. de Masi to Glu’s Board, effective January 4, 2010. A copy of the press release relating to Mr. de Masi’s appointment as Glu’s President and Chief Executive Officer is filed as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. de Masi, age 29, was most recently the Chief Executive Officer and President of Hands-On Mobile, a mobile technology company and developer and publisher of mobile entertainment, since October 2009, and previously served as the President of Hands-On Mobile from March 2008 to October 2009. Prior to joining Hands-On Mobile, Mr. de Masi was the Chief Executive Officer of the London-listed mobile entertainment company Monstermob Group PLC from June 2006 to February 2007. Mr. de Masi joined Monstermob in 2004 and, prior to becoming its Chief Executive Officer, held positions as its Managing Director and as its Chief Operating Officer where he was responsible for formulating and implementing Monstermob's growth and product strategy. Prior to joining Monstermob, Mr. de Masi worked in a variety of corporate finance and operational roles within the technology, media and telecommunications (TMT) sector, beginning his career with JP Morgan on both the TMT debt capital markets and mergers and acquisitions teams in London. He has also worked as a physicist with Siemens Solar and within the Strategic Planning and Development divisions of Technicolor. Mr. de Masi holds B.A. and M.A. degrees in Physics, and an MSci. degree in Electronic Engineering—all from Cambridge University.

EMPLOYMENT AGREEMENTS WITH MR. DE MASI

In connection with the appointment of Niccolo de Masi as its President and Chief Executive Officer, Glu entered into both an Employment Agreement (the "Employment Agreement") and a Change of Control Severance Agreement (the "CoC Agreement") with Mr. de Masi. As Glu’s President and Chief Executive Officer, Mr. de Masi will receive an annual base salary of $350,000 and will be eligible, commencing for the fiscal year beginning January 1, 2010, to receive an annual cash bonus with a target of 80% of his then current annual base salary (the "Annual Bonus"). However, Mr. de Masi will not be entitled to receive the Annual Bonus upon his separation from service with Glu if such separation occurs prior to December 31, 2010 unless the Board or the Compensation Committee has determined that the Annual Bonus for such year is to be calculated and paid on a quarterly basis, in which case Mr. de Masi shall be paid the portion of the Annual Bonus earned for any quarters ended prior to his separation from service with Glu.

Pursuant to the terms of the Employment Agreement, Glu’s Compensation Committee awarded Mr. de Masi a non-qualified stock option to purchase 1,250,000 shares of Glu’s common stock (the "Option"). The Option will have an exercise price equal to the closing price of Glu’s common stock on The NASDAQ Global Market on January 4, 2010, which was the date of grant, and will vest over four years, with 25% of the total number of shares subject to the Option vesting on the one-year anniversary of the date of grant and the remainder vesting in equal installments each month thereafter, subject to Mr. de Masi’s continued service with Glu.
The Employment Agreement provides that if Mr. de Masi’s employment with Glu is terminated without Cause or as a result of an Involuntary Termination (as defined below) at any time, other than within twelve months after a Change of Control (as defined in the CoC Agreement), and Mr. de Masi delivers to Glu a signed agreement and general release (the "Release"), then Mr. de Masi will be entitled to the following severance benefits:

(i) twelve months of his then-current annual base salary;

(ii) his Annual Bonus for such calendar year, based on the target potential amount (not the amount actually payable);

(iii) each of his outstanding and not fully vested equity awards shall become vested and exercisable as to an additional 25% of the shares originally subject to each of his outstanding and not fully vested equity awards; and

(iv) up to twelve months of continuation coverage for his (and any eligible dependents) pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

The CoC Agreement provides that if Mr. de Masi’s employment with Glu is terminated without Cause or as a result of an Involuntary Termination at any time within twelve months after a Change of Control and Mr. de Masi delivers to Glu a signed Release, then Mr. de Masi will be entitled to the same severance benefits set forth in the previous paragraph, except that he will receive vesting as to an additional 50% (rather than 25%) of the shares originally subject to each of his outstanding and not fully vested equity awards.

The foregoing description of the Employment Agreement and the CoC Agreement is qualified in its entirety by the Employment Agreement and the CoC Agreement, copies of which have been filed as Exhibits 99.02 and 99.03 to this report.

AMENDMENT TO 2008 EQUITY INDUCEMENT PLAN

In connection with Glu’s agreement to provide Mr. de Masi the Option described above, on December 28, 2009, the Compensation Committee of Glu’s Board of Directors amended Glu’s 2008 Equity Inducement Plan (the "Inducement Plan") to increase the number of shares available for grant thereunder to 1,250,000 shares. Glu may only grant nonqualified options under the Inducement Plan, and may only grant awards under the Inducement Plan to persons not previously an employee or director of Glu, or following a bona fide period of non-employment, as an inducement material to such individual’s entering into employment with Glu and to provide incentives for such persons to exert maximum efforts for Glu’s success. All of the 1,250,000 shares of Glu common stock subject to the Option were issued from the Inducement Plan.

ELECTION OF CHAIRMAN OF THE BOARD AND COMPENSATION COMMITTEE CHAIRMAN

On December 28, 2009, Glu’s Board of Directors elected William J. Miller as the sole Chairman of Glu’s Board of Directors, effective as of January 4, 2010. Prior to this election, Mr. Miller and Daniel L. Skaff were serving as co-Chairmen of Glu’s Board of Directors. The Board of Directors has also appointed Mr. Skaff chairman of the Compensation Committee of Glu’s Board of Directors, effective January 1, 2010.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description
99.01 Press Release issued by Glu Mobile Inc., dated January 4, 2010
99.02 Employment Agreement for Niccolo de Masi, dated December 28, 2009
99.03 Change of Control Severance Agreement, dated as of December 28, 2009, by and between Glu Mobile Inc. and Niccolo de Masi

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

January 4, 2010	By:	/s/ Eric R. Ludwig

Name: Eric R. Ludwig
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.01	Press Release issued by Glu Mobile Inc., dated January 4, 2010
99.02	Employment Agreement for Niccolo de Masi, dated December 28, 2009
99.03	Change of Control Severance Agreement, dated as of December 28, 2009, by and between Glu Mobile Inc. and Niccolo de Masi